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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 28, 2006

                        PATIENT PORTAL TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                    333-107826                 02-0656132
   (State or other          (Commission File Number)       (I.R.S. Employer
   jurisdiction of                                        Identification No.)
   incorporation or
    organization)

             7108 Fairway Drive
           Palm Beach Gardens, FL                       33418
        Address of principal offices                   Zip Code

        Registrant's telephone number including area code: (561) 630-7688

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))



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The  following  current  report  under  Section  13 or 15(d)  of the  Securities
Exchange Act of 1934 is filed pursuant to Rule 13a-ll or Rule 15d-11:

Item 2.01. Acquisition Or Disposition Of Assets

     On September 30, 2006, the Registrant entered into a material definitive agreement for the acquisition of 100% of the capital stock of Patient Portal Connect, Inc. of Palm Beach Gardens, FL. The acquisition was completed on December 27, 2006 through issuance of 17,500,000 shares of Common Stock of the Company to the shareholders of Patient Portal Connect, Inc. in a tax-free share exchange. As a condition of the acquisition, the Selling Shareholders of Patient Portal Connect, Inc. will retain, through a share pledge agreement, a security interest in the shares being exchanged for a period of one year.

     The audited financial statements of Patient Portal Connect, Inc. for the period from inception through September 30, 2006 are filed as an Exhibit 99.1 to this Form 8-K.

Item 7.01  Regulation FD Disclosure

     On December 7, 2006, the Registrant issued a News Release announcing that it completed its acquisition of Patient Portal Connect, Inc., and that it had appointed a new management team.

     The News Release is set forth as Exhibit 99.2 to this Form 8-K.

Item 8.01. Other Events

     Announcement of Patient Portal Technologies Management Team

     On December 7, 2006, the Registrant announced that Kevin Kelly had been appointed President and Chief Executive Officer, Daniel Coholan had been appointed Executive Vice President for Sales and Marketing, and William J. Reilly, Esq. had been appointed General Counsel. Thomas Hagan remains as a Director of the Corporation.

ABOUT THE MANAGEMENT TEAM:

Kevin Kelly, PRESIDENT AND CEO


Kevin Kelly has been appointed as President and Chief Executive Officer of the Registrant, and will also serve as Chairman of the Board of Directors. He is currently the Chief Executive Officer of Patient Portal Connect, Inc. In this role, Mr. Kelly is responsible for strategic planning, developing tactical alliances, and assuring synergy between the business plan and operations. Mr.


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Kelly is responsible  for  establishing  the company  direction.  He has led the market analysis, financial, business planning, and implementation teams to assure a successful, fully integrated product launch. His vision and expertise helped position the launch of our innovative healthcare services, which are truly unique in the industry.

Prior to joining Patient Portal Connect, Mr. Kelly served as co-founder, vice chairman of the board, and executive vice president for Worldnet Communications, Inc., d/b/a TMS since 2001. Under Mr. Kelly's direction, TMS increased per patient revenue by 25 percent, while also increasing profit margins by 30 percent. In 1995, Mr. Kelly co-founded Telergy with his brothers. During his five-year tenure with the company, he was responsible for financial planning, strategic direction, and developing the structures for the highly successful energy partnerships. Mr. Kelly grew the company from a start-up to a company that raised more than $600 million in capital, built the fifth largest fiber network in the country, employed more than 650 employees, and helped create a private valuation of $2.5B. Mr. Kelly also helped secure more than $400 million in contract sales. He is a graduate of LeMoyne College with a degree in Industrial Relations.


Daniel F. Coholan, Executive Vice President for Sales and Marketing and Director

Daniel F. Coholan has been appointed as Executive Vice President for Sales and Marketing and will also serve as a Director. He is a Director and co-founder of Patient Portal Connect, Inc. Mr. Coholan's 25-year career in the healthcare industry has encompassed an expansive spectrum of leadership roles and advisory positions. In 1980, Mr. Coholan founded De-Tec Anesthesia Detection Services, Inc., a nationally recognized distributor of anesthesia and anesthesia-related equipment for hospitals, sub-acute care facilities, and veterinary practices. As President and CEO of De-Tec, Mr. Coholan was honored five times as national distributor of the year for Draeger, Inc., and De-Tec was listed as one of Inc. magazine's fastest-growing privately-held companies to watch in 1990. At the helm of De-Tec, Mr. Coholan created unique sales and marketing initiatives for De-Tec's product lines, which secured a customer base of more than 500 hospitals. His professional expertise in establishing and developing marketing strategies has made him a sought-after consultant in the healthcare industry. Mr. Coholan also founded Shameg Development, a multi-million dollar real estate corporation specializing in medical center development.




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WILLIAM J. REILLY, ESQ.

Mr. Reilly has been appointed as General Counsel of the Company. He previously served as an Officer and Director of the Company from its inception as Suncoast Naturals, Inc. in January, 2002. From March, 1986 to January, 1991, Mr. Reilly served as President of American Leisure Entertainment Corp., and was responsible for developing its entertainment restaurant concept. Under his direction, American Leisure completed an initial public offering of its stock in October, 1987. From 1996 to May, 1999, Mr. Reilly was an Officer and a member of the Board of Directors of BusinessNet Holdings Corp., an internet security software company, and from 2001 to 2006 as an Officer and Director of Invicta Corporation.

Mr. Reilly received his Bachelor of Arts degree from the State University of New York in 1974, and a Juris Doctor degree from St. John's University School of Law in 1978. From 1978 to 1981, Mr. Reilly served as a Law Clerk to a Justice of the New York State Supreme Court. From 1982 to 1983, he was Assistant Counsel to the Speaker of the New York State Assembly and, from 1983 to 1984, as Assistant Counsel to the Chairman of the New York State Assembly Ways and Means Committee.

He presently serves with the rank of Commander in the United States Naval Reserve, Judge Advocate General's Corps, specializing in International Law, and has served as a Naval Reserve Judge Advocate since his commission in December, 1980. Mr. Reilly is a resident of Boca Raton, FL, and is engaged in the full-time practice of corporate law as a member of the Bar of the State of New York and the Federal Courts. He is a member of the American Bar Association, the Federal Bar Association, and the New York State Bar Association.

THOMAS J. HAGAN

Mr. Hagan is remaining with the Registrant as a Director of the Company, and brings to the Company a strong background in marketing and general Management. He will be responsible for working with management to develop a comprehensive plan for the Company's business operations.

Mr. Hagan served as President of The Dorette Company, a manufacturer of point of purchase advertising products company, from January, 1987 until October, 2002, and was responsible for a ten-fold increase in sales at that company during his


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tenure. His prior business experience  includes management  positions at General
Electric Company in Cleveland, Philadelphia and Schenectady from 1960 to 1970. As a management consultant at McKinsey & Company from 1970 to 1973, he developed and managed marketing programs for numerous sales representative organizations, trade shows, key accounts and national accounts.

Mr. Hagan is a graduate of Boston College School of Management, and received his Masters in Business Administration Degree from Case Western University. He has also served as a Captain in the U.S. Army Corps of Engineers.






























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EXHIBIT 99.1

AUDITED FINANCIAL STATEMENTS OF PATIENT PORTAL CONNECT, INC. AT 9/31/06


EXHIBIT 99.2

NEWS RELEASE DATED DECEMBER 7, 2006
































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                                   SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATED:   December 28, 2006

                                            PATIENT PORTAL TECHNOLOGIES, INC.


                                            By: /s/ Kevin Kelly
                                            KEVIN KELLY
                                            President































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